Exhibit 99.1
Section 13(r) Disclosure

The disclosures by Travelport Worldwide Limited with respect to the fiscal periods ended September 30, 2014, December 31, 2014, March 31, 2015 and June 30, 2015 reproduced below were publicly filed with the Securities and Exchange Commission by Travelport Worldwide Limited in accordance with Section 13(r) of the Securities Exchange Act of 1934, as amended. Travelport Worldwide Limited may be considered an affiliate of The Blackstone Group L.P., and therefore an affiliate of Catalent, Inc. (the “Company”). The Company did not independently verify or participate in the preparation of these disclosures.

Form 10-Q for the fiscal quarter ended September 30, 2014:

“As part of our global business in the travel industry, we provide certain passenger travel-related Travel Commerce Platform and Technology Services to Iran Air. We also provide certain Technology Services to Iran Air Tours. All of these services are either exempt from applicable sanctions prohibitions pursuant to a statutory exemption permitting transactions ordinarily incident to travel or, to the extent not otherwise exempt, specifically licensed by the U.S. Office of Foreign Assets Control. Subject to any changes in the exempt/licensed status of such activities, we intend to continue these business activities, which are directly related to and promote the arrangement of travel for individuals.

The gross revenue and net profit attributable to these activities in the quarter ended September 30, 2014 were approximately $171,000 and $124,000, respectively.”

Form 10-K for the fiscal year ended December 31, 2014:

“As part of our global business in the travel industry, we provide certain passenger travel related Travel Commerce Platform and Technology Services to Iran Air. We also provide certain Technology Services to Iran Air Tours. All of these services are either exempt from applicable sanctions prohibitions pursuant to a statutory exemption permitting transactions ordinarily incident to travel or, to the extent not otherwise exempt, specifically licensed by the U.S. Office of Foreign Assets Control. Subject to any changes in the exempt/licensed status of such activities, we intend to continue these business activities, which are directly related to and promote the arrangement of travel for individuals.

The gross revenue and net profit attributable to these activities for the year ended December 31, 2014 were approximately $660,000 and $470,000, respectively."

Form 10-Q for the fiscal quarter ended March 31, 2015:

“As part of our global business in the travel industry, we provide certain passenger travel related Travel Commerce Platform and Technology Services to Iran Air. We also provide certain Technology Services to Iran Air Tours. All of these services are either exempt from applicable sanctions prohibitions pursuant to a statutory exemption permitting transactions ordinarily incident to travel or, to the extent not otherwise exempt, specifically licensed by the U.S. Office of Foreign Assets Control. Subject to any changes in the exempt/licensed status of such activities, we intend to continue these business activities, which are directly related to and promote the arrangement of travel for individuals.
The gross revenue and net profit attributable to these activities in the quarter ended March 31, 2015 were approximately $157,000 and $109,000, respectively."

Form 10-Q for the fiscal quarter ended June 30, 2015:

“As part of our global business in the travel industry, we provide certain passenger travel related Travel Commerce Platform and Technology Services to Iran Air. We also provide certain Technology Services to Iran Air Tours. All of these services are either exempt from applicable sanctions prohibitions pursuant to a statutory exemption permitting transactions ordinarily incident to travel or, to the extent not otherwise exempt, specifically licensed by the U.S. Office of Foreign Assets Control. Subject to any changes in the exempt/licensed status of such activities, we intend to continue these business activities, which are directly related to and promote the arrangement of travel for individuals.

The gross revenue and net profit attributable to these activities in the quarter ended June 30, 2015 were approximately $145,000 and $104,000, respectively.”